EXHIBIT 21

     SUBSIDIARIES                     NAMES UNDER          STATE OR OTHER
        OF THE                    WHICH SUBSIDIARIES       JURISDICTION
      REGISTRANT                      DO BUSINESS         OF INCORPORATION

A & W Interlining                American Interlining          Maryland
Services Corp.                         Company
                                   Western Coat Pad
                                       Company

African Camellia                          Same                 Liberia
Shipping Ltd.

African Coffee                            Same                 Zaire
Company, S.P.R.L.

African Commodities Company, PLC          Same                 Zaire

African Dahlia Shipping Ltd.              Same                 Liberia

African Evergreen Shipping Ltd.           Same                 Liberia

African Fern Shipping Ltd.                Same                 Liberia

African Gardenia Shipping Ltd.            Same                 Liberia

African Hyacinth Shipping Ltd.            Same                 Liberia

Agencia Maritima del Istmo, S.A.          Same                 Costa Rica

Agencias Generales Conaven, C.A.          Same                 Venezuela

Agro Internacional de Honduras,
S.A. de C.V.                              Same                 Honduras

Almacenadora Conaven, S.A.                Same                 Venezuela

Atlantic Salmon (Maine) Limited           Same                 Maine
Liability Company

Buttercup Shipping Limited                Same                 Liberia

Cape Fear Railways, Inc.                  Same                 North Carolina

Cayman Freight Shipping                   Same                 Cayman Island
Services, Ltd.

Chestnut Hill Farms, Inc.                 Same                 Florida

Chestnut Hill Farms Honduras,             Same                 Honduras
S.A. de C.V.

Chestnut Hill Farms de Venezuela,         Same                 Venezuela
S.A.

Consorcio Naviero de                     Conaven               Venezuela
Occidente, C.A.

Continental de Ventas y
Mercadeo S.A.                         Contiventas, S.A.        Ecuador

Cultivos Marinos, S.A. de C.V.            CUMAR                Honduras

                                      16



                                   EXHIBIT 21
                                   (continued)

Delta Packaging Company Ltd.              Same                 Nigeria

Desarrollo Industrial
Bioacuatico, S.A.                         DIBSA                Ecuador

Empacadora Litoral, S.A.
de C.V.                                   Same                 Honduras

Energy System Management, Ltd.            Same                 British Virgin
                                                               Islands

Granjas Porcinas del Ecuador           Granporsa               Ecuador
(Granporsa) S.A.

H& O Shipping Limited                     Same                 Liberia

H.F.P. Engineering (Nigeria) Limited      Same                 Nigeria

Harinas de Puerto Rico, Inc.              Same                 Delaware

Holsum Bakers of Puerto Rico              Same                 Division of
                                                               Seaboard
                                                               Corporation

Interamericana de Tejidos, C.A.           Same                 Ecuador

Inversiones y Servicios Diversos,       Inversa                Guatemala
S.A.

Life Flour Mill Ltd.                      Same                 Nigeria

Minoterie De Matadi, S.A.R.L.             Same                 Zaire

Molinos Champion, S.A.                   Mochasa               Ecuador

Molinos del Ecuador, C.A.                Molidor               Ecuador

National Milling Company of
Guyana, Ltd.                              Same                 Guyana

Port of Miami Cold Storage, Inc.          Same                 Florida

Representaciones Maritimas
y Aereas, S.A.                          Remarsa                Guatemala

SASCO Engineering Co./                    Same                 U.S. Virgin
Seaboard Sales Corporation                                     Islands

Sandy Isle Food Imports, N.V.             Same                 St. Maarten,
                                                               Netherlands,
                                                               Antilles

Sea Cargo, S.A.                           Same                 Panama

Seaboard Atlantic Trading, Inc.           Same                 Panama

Seaboard Bakeries, Inc.                   Same                 Delaware

Seaboard Export Corporation               Same                 Delaware


                                       17


                                    EXHIBIT 21
                                   (continued)

Seaboard Express Ltd.                     Same                 Bermuda

Seaboard de Colombia, S.A.                Same                 Colombia

Seaboard de Honduras, S.A. de C.V.        Same                 Honduras

Seaboard de Peru                          Same                 Peru

Seaboard Farms of Athens,
Inc.                           Seaboard Farms of Athens,       Georgia
                                         Inc.
                                    Jordan Hatchery

Seaboard Farms of                         Same                 Tennessee
Chattanooga, Inc.

Seaboard Farms of                   Seaboard Farms of          Georgia
Elberton, Inc.                        Elberton, Inc.
                                 Seaboard Farms of Canton

Seaboard Farms of
Kentucky, Inc.                            Same                 Kentucky

Seaboard Farms of
Minnesota, Inc.                           Same                 Minnesota

Seaboard Farms of
Orlando, Inc.                             Same                 Florida

Seaboard Farms, Inc.                      Same                 Oklahoma

Seaboard Holdings Ltd.                    Same                 British Virgin
                                                               Islands

Seaboard Intrepid, Ltd.                   Same                 Bermuda

Seaboard Marine Bahamas, Ltd.             Same                 Bahamas

Seaboard Marine Ltd.                      Same                 Liberia

Seaboard Marine of Florida, Inc.          Same                 Florida

Seaboard (Nigeria) Limited                Same                 Nigeria

Seaboard Overseas Limited                 Same                 Bahamas

S.B.D., Inc.                              Same                 Delaware

Seaboard Ship Management Inc.             Same                 Florida

Seaboard Shipping Services
(PTY) Ltd.                                Same                 South Africa

Seaboard Star Ltd.                        Same                 Bermuda

Seaboard Trading and Shipping Ltd.        Same                 Minnesota

Seaboard Trading de Mexico,               Same                 Mexico
S.A. de C.V.

Seaboard Transportation Company           Same                 Oklahoma

                                      18



                                   EXHIBIT 21
                                   (continued)


Seaboard Voyager Ltd.                     Same                 Bermuda

Seaboard West Africa Limited              Same                 Sierra Leone

Seadom, S.A.                              Same                 Dominican
                                                               Republic

Secuador Limited                          Same                 Bermuda

Shilton Limited                           Same                 Grand Cayman
                                                               Island

Top Feeds Limited                         Same                 Nigeria

Transcontinental Capital Corp.            Same                 Bermuda
(Bermuda) Ltd.

Zenith Investments, Ltd.                  Same                 Nigeria

                                      19